EXHIBIT 99.1

Gryphon Gold Announces Management Changes; Appoints James T.
O’Neil Jr. as Interim CEO and Director

February 3, 2012 – The Board of Directors of Gryphon Gold Corporation (TSX: GGN) (OTCBB: GYPH) announces the termination of employment by mutual agreement of John L. Key, Chief Executive Officer, who has also resigned as a director. The Board of Directors also announces the termination of employment by mutual agreement of John K. Key, General Manager of Borealis Mining Company, our wholly owned subsidiary. Both of these terminations are effective immediately.

The Company announces the appointment of James T. O’Neil Jr., Chief Financial Officer, as interim Chief Executive Officer. Mr. O’Neil was also appointed to the Board of Directors. Marvin Kaiser, Director, was appointed as Chairman of the Board.

The Company will be hosting a conference call on Monday, February 6, 2012 at 4:30 PM EST. Below are the call in details:

Number: 1-888-780-5880

Passcode: 3759024#

For further information please contact:

Marvin Kaiser, Chairman of the Board : 1-775-883-1456

ABOUT GRYPHON GOLD:

Gryphon Gold is in the business of acquiring, exploring and developing gold properties in the United States, emphasizing the State of Nevada.